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                                                                       EXHIBIT 5

                        OPINION OF SAYLES & LIDJI, P.C.


                          [SAYLES & LIDJI LETTERHEAD]



July 31, 1996



PC Service Source, Inc.
2350 Valley View Lane
Dallas, TX  75234

    Re: PC Service Source, Inc. - Registration Statement on Form S-8

Gentlemen:

    We have acted as counsel to PC Service Source, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 20,000 shares of the common stock, par value $0.01 per share (the "Common Stock") of the Company that are to be offered under the PC Service Source, Inc. 1995 Director Compensation Plan (the "Plan"), as more fully described in the Registration Statement.

    You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (1) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the offering of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

    Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 20,000 shares of authorized but unissued Common Stock and/or treasury shares from which the 20,000 shares of Common Stock proposed to be offered under the Plan may be issued. Assuming that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who receive Common Stock under the Plan, and assuming that the consideration for shares of Common Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares, then the shares of Common Stock issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.
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PC Service Source, Inc.
July 31, 1996
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SAYLES & LIDJI,
                                        A PROFESSIONAL CORPORATION



                                        By:    /s/ Brian M. Lidji
                                           ----------------------------
                                                 Brian M. Lidji